UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1 Par Value	MTOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 2, 2020, Meritor, Inc. (the “Company”) approved a restructuring plan to reduce headcount globally that affects approximately 8% of its global salaried positions, as well as eliminating certain hourly roles. This restructuring plan is intended to reduce labor costs in response to an anticipated decline in most global truck and trailer market volumes. With this restructuring plan, the Company expects to incur approximately $25 million in employee severance costs across both of its reportable segments. Restructuring actions associated with this plan are expected to be substantially complete by the end of the fiscal year 2020.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As the Company has begun developing its longer-term strategy and implementing plans to address the impacts of the novel coronavirus (COVID-19) pandemic, including the realignment of its cost structure through actions like the restructuring plan described above, it has determined to further restore the base pay for its salaried employees in the United States and Canada and begin restoring the retainer fees paid to non-employee directors and the base salaries of its officers. Effective July 1, 2020, the current reduction in retainer fees for non-employee directors of 60 percent will be reduced to 20 percent. Effective June 16, 2020, the current reduction in pay for salaried employees of 20 to 25 percent of base pay will be reduced to 10 to 15 percent. Also effective June 16, 2020, the base salary of each of its officers, including its named executive officers, will be partially restored but remain reduced from original levels by the following percentages:

Jeffrey A. Craig, Chief Executive Officer and President	20%
Carl D. Anderson II, Senior Vice President and Chief Financial Officer	15%
Timothy J. Heffron, Senior Vice President, Human Resources and Chief Information Officer	15%
Chris Villavarayan, Executive Vice President and Chief Operating Officer	15%
Other officers	15%

The target bonus award and the performance targets for fiscal year 2020 under the Company’s Incentive Compensation Plan and the long-term incentive target for the three-year performance period of fiscal 2020 to 2022 established pursuant to the Company’s 2020 Long-Term Incentive Plan for each named executive officer remain unchanged.

Item 7.01 Regulation FD Disclosure.

As of June 2, 2020, the Company is reaffirming its financial guidance for the third quarter of fiscal 2020, which was as follows:

●	Revenue to be in the range of $400 million to $500 million
●	Cash flow from operations to be in the range of negative $150 million to negative $225 million, inclusive of the one-time impact from receivable factoring programs of negative $125 million to negative $175 million

The information furnished under Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains statements relating to future results of the Company (including certain outlooks, projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the duration and severity of the novel coronavirus (COVID-19) outbreak and its effects on the Company’s markets, operations and financial results; and other substantial costs, risks and uncertainties, including but not limited to those detailed in our Annual Report on Form 10-K for the year ended September 30, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and from time to time in other filings of the Company with the SEC. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: June 2, 2020	By:	/s/ Scott M. Confer
Scott M. Confer
Interim Chief Legal Officer & Corporate
Secretary